UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[_]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2)
[_]  Definitive Information Statement


                      ELECTRONIC MEDIA CENTRAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filling Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     1. Title of each class of securities to which transaction applies: Common stock, par value $0.02.

     2. Aggregate number of securities to which transaction applies: 1,300,000 shares of common stock.

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The transaction relates solely to a change of name of the issuer, and no filing fee is required to be paid.

     4.   Proposed maximum aggregate value of transaction: No value.

     5.   Total fee paid: None.

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:
     2.   Form, Schedule or Registration Statement No.:
     3.   Filing Party:
     4.   Date Filed:

                                                                PRELIMINARY COPY

                              INFORMATION STATEMENT

                      ELECTRONIC MEDIA CENTRAL CORPORATION
                                413 Avenue G, #1
                             Redondo Beach, CA 90277
                            Telephone: (310) 318-2244

     This Information Statement is furnished to stockholders in connection with the proposed taking of certain action by the written authorization or consent of persons holding a majority of the outstanding shares of common stock of Electronic Media Central Corporation, a California corporation ("our company"). Shareholders holding more than 50 percent of our outstanding voting shares have already given their written approval of the transaction. It is not necessary for the company to call a special meeting of stockholders to consider the proposed reorganization. Your approval is not required and is not being sought.

     Regulations of the U.S. Securities and Exchange Commission (the "Commission") require that we transmit an Information Statement containing certain specified information to every holder of our common stock that is entitled to vote or give an authorization or consent with regard to any matter to be acted upon and from whom proxy authorization or written consent is not solicited. This Information Statement must be mailed at least 20 calendar days prior to the earliest date on which the corporate action may be taken. This Information Statement is being mailed to our stockholders on or about March __, 2007 to our stockholders of record of March __, 2007.

     We Are Not Asking You for a Proxy, and You Are Requested Not To Send Us a Proxy.


                               Summary Term Sheet

     We propose to change the name of the company from Electronic Media Central Corporation to "Morris Business Development Company." The reason for the change of name is that we have qualified the company to operate as a business development company, and we are now restructuring our management and procedures in order to operate as a business development company. The new name better describes the business we are in.


                 Voting Securities and Principal Holders Thereof

     On January 31, 2007 there were 1,300,000 shares of our common stock outstanding. Members of our management and other shareholders that collectively hold a majority of the outstanding shares of our common stock have given their written consent to the name change.

     Vote required for approval of the transaction. A majority of the outstanding shares of common stock must approve the name change if it is to be approved without a shareholders' meeting. The written approval of the name change has been obtained from members of our management and others who are the record holders of a majority of the outstanding shares of our common stock. There are no outstanding shares of our authorized preferred stock.